SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2008
MILESTONE SCIENTIFIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26284	13-3545623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (973) 535-2717
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 29, 2008, we appointed Joseph D’Agostino as Acting Chief Financial Officer to replace Arthur Goldberg, whose resignation was previously reported. From May 2007 until his appointment at Milestone, Mr. D’Agostino served as Senior Vice President and Treasurer of Summit Global Logistics, Inc., a publicly traded, full service, international freight forwarder and customs broker with operations in the United States and China. From April 2002 to May 2007, Mr. D’Agostino was Vice-President and CFO of Haynes Security Inc., an electronic and manned security solutions company serving government agencies and commercial enterprises. From June 1983 to April 2002, Mr. D’Agostino was Executive Vice President of Finance and Administration of Casio Inc., the U.S. subsidiary of Casio Computer Co., Ltd., a leading manufacturer of consumer electronics with subsidiaries throughout the world. Prior to 1983, Mr. D’Agostino also served as Manager of Accounting and Auditing for the National Office of Main Hurdman, CPAs (KPMG) in New York City. Mr. D’Agostino received his B.A. in Science from William Paterson University in New Jersey and is a Certified Public Accountant for the State of New Jersey.
Item 8.01: Other Matters.
     On January 30, 2008, we issued a press release, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01: Financial Statements and Exhibits
          (d) Exhibits:
               99.1 Press Release dated January 30, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
	By:	/s/ Joe W. Martin
Joe W. Martin
Dated: January 30, 2008		Chief Executive Officer

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